Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share, of Net Power Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated July 30, 2025

8 RIVERS CAPITAL, LLC

By:	/s/ Min Lee
Min Lee, Acting General Counsel

NPEH, LLC

By:	/s/ Min Lee
Min Lee, Acting General Counsel

DAMIAN BEAUCHAMP

By:	/s/ Damian Beauchamp
Damian Beauchamp

CYNDA BEAUCHAMP

By:	/s/ Cynda Beauchamp
Cynda Beauchamp

8RCH, LLC

By:	/s/ Cynda Beauchamp
Cynda Beauchamp, President & Secretary

TILLANDSIA, INC.

By:	/s/ Kiseon Park
Kiseon Park, President

ARECA, INC.

By:	/s/ Jae Hun Jang
Jae Hun Jang, President

CHAMAEDOREA, INC.

By:	/s/ Munhyuk Jang
Munhyuk Jang, Treasurer

SK INC.

By:	/s/ Munhyuk Jang
Munhyuk Jang, Head of Corporate Management Department